CMA TREASURY

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA TREASURY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-656,045,442	1,345,097,058	672,548,530	1,328,593,972	16,465,937		1,345,059,909
	Terry K. Glenn	-655,754,004	1,345,097,058	672,548,530	1,328,302,534	16,757,375		1,345,059,909
	Cynthia A. Montgomery	-655,720,554	1,345,097,058	672,548,530	1,328,269,084	16,790,825		1,345,059,909
	Charles C. Reilly	-655,244,284	1,345,097,058	672,548,530	1,327,792,814	17,267,095		1,345,059,909
	Kevin A. Ryan	-655,311,699	1,345,097,058	672,548,530	1,327,860,229	17,199,680		1,345,059,909
	Roscoe S. Suddarth	-655,953,432	1,345,097,058	672,548,530	1,328,501,962	16,557,947		1,345,059,909
	Richard R. West	-656,013,973	1,345,097,058	672,548,530	1,328,562,503	16,497,406		1,345,059,909
	Edward D. Zinbarg	-655,687,487	1,345,097,058	672,548,530	1,328,236,017	16,823,892		1,345,059,909

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-381,708,853	1,345,097,058	896,731,372	1,278,440,225	54,167,116	12,452,569	1,345,059,910
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-603,367,635	1,345,097,058	672,548,530	1,275,916,165	56,965,401	12,178,344	1,345,059,910
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG